AMENDMENT NO. 2

PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust, AIM Distributors, Inc., a Delaware corporation, and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado life insurance company ("G-WL&A"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and as the principal underwriter of the Contracts ("UNDERWRITER"), is hereby amended as follows:

The following is added under: "Section 2 Processing and Transactions" before Section 2.1(a):

"Notwithstanding the provisions of paragraph (b) of this Section 2.1, the Parties agree to communicate, process and settle purchase and redemption transactions for Shares (collectively, "Share transactions") via the Fund/SERV and Networking systems of the Securities Clearing Corporation (hereinafter, "NSCC"). G-WL&A and AIM each represents and warrants that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. AIM agrees to provide G-WL&A with account positions and activity data relating to Share transactions via Networking, G-WL&A shall place trades with NSCC using Defined Contribution Clearance & Settlement (hereinafter, "DCC&S") indicators, no later that 8:00 a.m. Central Time, and G-WL&A shall pay for Shares by the scheduled close of federal funds transactions on the same Business Day on which it places an order to purchase Shares in accordance wit this section. Payment shall be in federal funds transmitted by wire from the designated NSCC Settling Bank (on behalf of G-WL&A).

For purposes of this Agreement, "Fund/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's (Level Zero) system that allows mutual funds and life insurance companies to exchange account level information electronically; "DCC&S" shall refer to an NSCC program that facilitates the automated processing and reporting of defined contribution transactions among asset managers, plan trustees, and plan administrators, including third-party administrators; and "Settling Bank" shall mean the entity appointed by AVIF to perform such settlement services on behalf of AVIF, which agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

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In the event that any Party is prohibited from communicating, processing or settling Share transactions via Fund/SERV or Networking, such Party shall notify the other Parties by 9:00 a.m. Central Time. After all Parties have been notified, the provisions of paragraphs (b) and (c) of this Section 2.1 shall apply. "

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: August 1, 2006

AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Jim Coppedge	By: /s/ Philip A. Taylor
Name: Jim Coppedge	Name: Philip A. Taylor
Title: Assistant Secretary	Title: President

AIM DISTRIBUTORS, INC.

Attest: /s/ P. Michelle Grace	By: /s/ Gene L. Needles
Name: P. Michelle Grace	Name: Gene L. Needles
Title: Assistant Secretary	Title: President

GREAT-WEST LIFE & ANNUITY INSURANCE
COMPANY

Attest:	By: /s/ George Webb

Name:	Name: George Webb

Title:	Title: Senior Vice President

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